Exhibit 99.1

FOR IMMEDIATE RELEASE
May 9, 2006
CONTACT:  Jerry L. Calvert
(864) 594-5690 (Work)
(864) 590-8858 (Cell)

First National Bank of the South Appoints Charleston Advisory Board

Spartanburg, SC – (May 9, 2006) – First National Bank of the South (NASDAQ: FNSC) (www.firstnational-online.com) reported today that it has formed an Advisory Board for the Charleston, South Carolina market area.

Jerry L. Calvert, President & CEO, said, “We are pleased to announce the appointment of twelve business and community leaders that will form our Charleston Advisory Board.  This diverse team of experienced local executives will help solidify our presence in the Charleston market.”

Mr. Calvert continued, “The Charleston Advisory Board is just as strong as many bank boards and we are delighted to welcome these members into our bank family.  With their support, we plan to expand our exposure and banking services in the growing Charleston area.”

The primary purpose of the Advisory Board is to serve as First National’s ambassadors to the community, providing insight on the financial needs of the area so that First National can provide the best service possible to its customers.  The board will meet periodically to discuss the bank’s current activities in the Charleston market and suggest future avenues for continued success and growth.

First National Bank of the South’s Charleston Advisory Board consists of the following members:

Mr. W. E. (Sam) Applegate, III, Esq. – Mr. Applegate, a graduate of the University of North Carolina and the School of Law at the University of South Carolina, was admitted to the South Carolina Bar in 1967.  He is a partner with Moore & Van Allen, LLC law firm and is a member of the American Bar Association, the South Carolina Bar Association, Charleston County Bar Association and the American Health Lawyers Association.  Applegate has served as a Municipal Judge in the City of Folly Beach, a member of the South Carolina House of Representatives, South Carolina State Senate and a Board Member and Chairman of the Department of Health and Environmental Control Board for the State of South Carolina.  In 1988, he was a recipient of the Order of the Palmetto.  Applegate is currently a member of the Rotary Club of Charleston.

Mr. J. Ron Brinson – Mr. Brinson, a native of Charleston, is retired after serving 16 years as Executive Port Director and President & CEO of the Port of New Orleans.  Brinson previously worked on the executive staff of the South Carolina State Ports Authority and was an award-winning journalist with the Charleston Evening Post and News and Courier.  After he earned a Bachelor of Management degree from Northland College, he then graduated from the Stanford Business School Senior Executive Program.  Brinson later completed special studies in transportation economics at the University of Tennessee.  He has served on the board as vice-chairman of First Trust Banking Corporation in Louisiana.  Brinson continues to provide consulting services in the port and maritime industry and speaks at industry education and training forums.  He recently completed a two-year term as the Chairman of the National Waterways Conference.

Mr. Richard H. Coen – Mr. Coen is the President of Coen Capital, LLC, which has developed multiple real estate projects within the Mt. Pleasant area including Charleston Harbor Resort and Marina at Patriots Point, Patriots Point Links golf course, Shem Creek, Bridgeport Center and most recently, Tides Condominiums, located at the foot of the new Arthur Ravenel Jr. Bridge in Mt. Pleasant, South Carolina.  His goal has been to help preserve the character, history and culture of one of the area’s most photographed landmarks, Shem Creek.  Coen’s current efforts and focus are directed towards the development of The Landing, a luxury condominium hotel located on Shem Creek.

Mr. James B. Connelly – Mr. Connelly, a native of South Carolina, graduated from Wofford College with a BA in Economics.  He and his wife, a registered nurse, purchased a nursing home in Bennettsville, South Carolina and expanded it from 12 beds to 110 beds over the next five years.  He became a licensed South Carolina Nursing Home Administrator and continued to develop new locations.  James has built, purchased and administered a dozen different nursing homes and assisted living facilities all over South Carolina.  Connelly has served as President of the South Carolina Healthcare Association and has been a board member of the Association for 20 years.

Mr. Thomas (Tom) P. Cothran, Esq. – Mr. Cothran, a native of South Carolina, received a BA degree from the University of South Carolina and graduated from the School of Law at the University of South Carolina.  Cothran also earned an LL.M. in Estate Planning at the University of Miami. He was admitted to the South Carolina Bar in 1971 and is also a member of the American Bar Association and the Charleston County Bar Association.  He is currently the sole owner of a private law office, Cothran Law Office, LLC.  Cothran is a member of First Baptist Church in Mt. Pleasant.

The Honorable James (Jim) B. Edwards –   Dr. Edwards graduated from the College of Charleston, the University of Louisville School of Dentistry and the Graduate Medical School at the University of Pennsylvania.  He served in the U.S. Maritime Service from 1944-1947, then served two years in the U.S. Navy as a Dental Officer, rising to the rank of Lieutenant Commander.  Edwards later practiced oral and maxillofacial surgery in his hometown of Charleston, South Carolina from 1960-1974.  He was elected to the South Carolina State Senate in 1972 and later elected Governor of South Carolina.  In 1981, Edwards was chosen by President Ronald Reagan to serve as Secretary of the U. S. Department of Energy.  He later resigned that post to become the President of the Medical University of South Carolina (MUSC).  Dr. Edwards retired as President of MUSC in 1999 and currently serves as a consultant to the school.  He is a member of numerous professional and civic organizations.  Edwards holds 11 honorary degrees and has served on 14 corporate boards, five foundation boards and several advisory boards.

Mr. Marvin Jenkins – Mr. Jenkins has lived in Charleston for 22 years, owning and operating various publishing companies, including Charleston Magazine.  Jenkins is a graduate of North Carolina State University.  He developed and operates the Daniel Island Academy, an early child development center, since 2004.  Jenkins is currently organizing another early child development center, The Children’s Center at Carolina Park, for a 2007 opening.

Mr. James G. Kennedy, Esq. – Mr. Kennedy is a partner with the law firm of Pierce, Herns, Sloan & McLeod located in downtown Charleston.  The firm was established six years ago and has grown to one of the 25 largest law firms in the state.  He is a graduate of Clemson University and the School of Law at the University of South Carolina.  Kennedy is a member of Mt. Pleasant Presbyterian Church.

Mr. Robert (Bob) B. Lawson – Mr. Lawson is a graduate of Penn State University and has an MBA degree from the University of Virginia.  Having owned vacation property in the Charleston area, Bob and his wife relocated in 2003 to Mt. Pleasant, where he is an active member of Mt. Pleasant Presbyterian Church.  Formerly, Lawson spent most of his career in the textile industry working as VP of Sales for Burlington Industries in New York and later for Tietex in Spartanburg, South Carolina as VP of Sales and Marketing.  He worked for several years as President of Southern Optical in Greensboro, NC and then returned to textiles as CEO of Arden Companies in Southfield, MI.  Lawson is currently President of Palmetto Patterns, a textile converter and printer.  In 2005, he began a second company, Wren Fabrics, located in Inman, South Carolina.

Major General James E. Livingston, USMC, Retired – Major General Livingston retired in 1995 from the United States Marine Corps following 33 years of active duty.  His last assignment was as the Commander of the Marine Forces Reserve in New Orleans, Louisiana.  He has been awarded numerous military honors over his distinguished career.  While serving in Vietnam, he earned the Congressional Medal of Honor for actions above and beyond the call of duty.  Livingston has served on many business and voluntary boards, including First Bank & Trust, Peoples Bank of Amite, Louisiana, World Trade Center, Southeast Chapter of the Red Cross, Salvation Army and The Boy Scouts of America.  He is a member of several military service organizations and currently serves as a Presidential Appointee to the Committee to Review Veteran Benefits.

Ms. Amy S. Pearson – Ms. Pearson earned a BS in Accounting from the Miami University of Ohio. She has served as CPA with Price Waterhouse and has been the Director of Finance for the Roper Health System.  Pearson is currently serving as Chief Financial Officer for the Daniel Island Company, a position she has held for the last seven years.  She is a member of Mt. Pleasant Presbyterian Church and has been involved with Rotary, Girl Scouts and the Crisis Ministries homeless shelter.

Mr. Charles (Chuck) C. Shaw, Jr. – Mr. Shaw, a native of Spartanburg, is the President of MSI-Viking Gage, LLC, a Spartanburg based company that represents world class measuring systems for the automotive and aerospace industries.  Shaw is also President of The Shaw Group, a holding company for commercial and industrial development.  He earned his tool engineering degree from Spartanburg Technical College and has over 27 years of experience in the metrology and machining industry.  Shaw currently serves on the Board of Directors of Junior Achievement of Coastal Carolina and has professional affiliations with the Society of Manufacturing and the American Gauge Makers Association.

First National Bancshares, Inc. is a $360 million-asset bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its wholly-owned subsidiary, First National Bank of the South.  First National’s stock price (NASDAQ: FNSC) closed at $20.65 per share on May 8, 2006.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions. The banking division operates four full-service offices, three in Spartanburg County under the name First National Bank of Spartanburg and one in Mount Pleasant, as well as loan production offices in Columbia, Daniel Island and Greenville, South Carolina. First National has also received approval from the Office of the Comptroller of the Currency to open its fifth full-service branch and Greenville market headquarters at 3401 Pelham Road in Greenville, South Carolina.

The Greenville loan production office also houses the small business lending division. This division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at http://firstnational-online.mediaroom.com.

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.